TerrAscend Appoints Eric Jackson as Chief Financial Officer

TORONTO, April 16, 2026 - TerrAscend Corp. ("TerrAscend" or the "Company") (TSX: TSND) (OTCQX: TSNDF), a leading North American cannabis operator, today announced the appointment of Eric Jackson as Chief Financial Officer (“CFO”), effective April 27, 2026.

“On behalf of the entire TerrAscend team, we are pleased to welcome Eric as our Chief Financial Officer,” said Ziad Ghanem, President and Chief Executive Officer of TerrAscend. “Eric brings a proven track record of financial and operational leadership across complex, competitive retail and consumer businesses. His expertise in driving efficiency, expanding margins, and navigating dynamic operating environments will be invaluable as we continue to scale and execute on our strategy.”

Mr. Jackson brings more than two decades of finance and operational leadership experience across retail, consumer, and manufacturing sectors. Most recently, he served for over eight years as Executive Vice President and Chief Financial Officer of American Signature, Inc., a multi-location, omnichannel retailer where Mr. Jackson oversaw finance, accounting, treasury, analytics, IT, real estate, and supply chain functions.

Prior to American Signature, Mr. Jackson spent more than 14 years at L Brands, a publicly traded specialty retailer whose portfolio included Victoria’s Secret, PINK, Bath & Body Works, La Senza, and Henri Bendel. He held senior leadership roles across finance and operations, supporting its large-scale retail and merchandising businesses. Over the course of his career, Mr. Jackson has driven operational transformation, optimized cost structures, strengthened liquidity management, improved capital efficiency, and streamlined financial and operational processes to support long-term value creation.

“I am excited to join TerrAscend at an important stage in its growth,” said Eric Jackson. “The Company has built a strong foundation in attractive markets, and I look forward to partnering with the team to enhance financial performance, increase operating leverage, and drive sustainable long-term value for our shareholders.”

Mr. Jackson holds a Bachelor of Science in Business, from Miami University and a Master of Business Administration from The Ohio State University.

About TerrAscend

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including operations in Pennsylvania, New Jersey, Maryland, Ohio, and California through TerrAscend Growth Corp. and retail operations in Canada. TerrAscend operates The Apothecarium and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including The Apothecarium, Cookies, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the U.S. Controlled Substances

Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend, and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend’s operations and financial performance.

Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, and include, but are not limited to, statements with respect to the Company’s expectations with respect to future revenue and profits; its business outlook, financial profile, and operational efficiencies; its market opportunities, growth prospects in new and existing markets, and M&A strategy. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, the Company’s ability to generate cash flows from operations and obtain necessary financing on acceptable terms, the Company’s ability to grow and execute on its business strategy, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 12, 2026.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

For more information regarding TerrAscend:

Ziad Ghanem
Chief Executive Officer
IR@terrascend.com
689-345-4114

IR@terrascend.com

Investor Relations Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
Valter@KCSA.com
212-896-1254